Exhibit 99.2
CyrusOne Inc. Announces Early Settlement of Tender Offer and Consent Solicitation for Outstanding 6.375% Senior Notes due 2022

DALLAS—March 17, 2017—CyrusOne Inc. (NASDAQ: CONE) (the “Company”) today announced the early settlement by CyrusOne LP and CyrusOne Finance Corp. (the “Issuers”) of their previously announced offer to purchase for cash (the “Tender Offer”) any and all of their outstanding 6.375% Senior Notes due 2022 (the “Notes”).

In conjunction with the Tender Offer, the Issuers have also solicited consents (the “Consent Solicitation”, and together with the Tender Offer, the “Offer”) to amend the indenture governing the Notes (the “Indenture”) to reduce the notice requirements for optional redemption from 30 days to 3 business days, eliminate substantially all of the restrictive covenants and several events of default and to eliminate or modify certain other provisions contained in the indenture governing the Notes (collectively, the “Proposed Amendments”).

As of 5:00 p.m., New York City time, on March 15, 2017 (the “Consent Payment Deadline”), approximately $471,320,000 aggregate principal amount of the outstanding Notes (representing approximately 99.27% of the outstanding Notes) had been tendered along with related consents. The Company has exercised its option to accept for payment those Notes that were validly tendered at or prior to the Consent Payment Deadline.

The following table summarizes pricing information, calculated as of 2:00 p.m., New York City time, on March 15, 2017, for the Tender Offer and Consent Solicitation:

CUSIP Number	Title of Security	Early Redemption Date	Fixed Spread	Reference Security	Reference Yield	Tender Offer Yield	Relevant Bloomberg Page	Total Consideration
CUSIP No. 23283PAB0	6.375% Senior Notes due 2022	November 15, 2017	0.50%	0.875% U.S. Treasury Note due November 15, 2017	1.040%	1.540%	PX3	$1,063.21 per $1,000 Principal Amount of Notes
The detailed methodology for calculating the Total Consideration (as defined below) for validly tendered Notes is outlined in the Company’s Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal, each dated March 2, 2017 (together, the “Offer Materials”).

Holders of a majority of the aggregate principal amount outstanding of the Notes were required to consent (the “Requisite Consents”) to the Proposed Amendments in order for them to become effective. As of the Consent Payment Deadline, the Company had received the Requisite Consents from holders of the Notes. As a result of receiving the Requisite Consents, the Company entered into a supplemental indenture, dated as of March 17, 2017, to the Indenture effecting the Proposed Amendments (the “Supplemental Indenture”) which is binding on all remaining holders of the Notes.

Holders who validly tendered their Notes and delivered their consents pursuant to the Consent Solicitation on or prior to the Consent Payment Deadline, and who did not validly withdraw their Notes or consents, received the total consideration determined in the manner described in the Offer Materials by reference to the fixed spread over the yield to maturity of the applicable Reference Security listed above (the “Total Consideration”), which includes a consent payment equal to $30.00 per $1,000 principal amount of tendered Notes.

Holders who properly tender their Notes after the Consent Payment Deadline and on or prior to the Offer Expiration Time (as defined below), and who do not validly withdraw their Notes, will be eligible to receive an amount equal to the Total Consideration less the $30.00 consent payment per $1,000 principal amount of tendered Notes.

The Tender Offer will expire at 5:00 p.m., New York City time, on March 29, 2017, unless extended or earlier terminated as described in the Offer to Purchase and Consent Solicitation (the “Offer Expiration Time”).

In addition, accrued and unpaid interest up to, but not including, the payment date of the Notes will be payable in cash on all validly tendered and accepted Notes.

The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate or withdraw the Tender Offer at any time and not accept for purchase any Notes, (ii) waive any or all of the conditions of the Tender Offer, in whole or in part, at any time prior to the Offer Expiration Time and from time to time, (iii) extend the Tender Offer Expiration Time or (iv) otherwise amend the Tender Offer in any respect. If the Company makes a material change in the terms of the Tender Offer or the information concerning the Tender Offer or waives a material condition of the Tender Offer, the Company will disseminate additional offering materials and extend the Tender Offer to the extent required by law. Until the Offer Expiration Time, no assurance can be given that the Tender Offer will be completed.

The Issuers expect to redeem any and all of the Notes not tendered by issuing a notice of redemption today. Nothing in this press release should be construed as a notice of redemption with respect to the Notes.

The Company has retained J.P. Morgan Securities LLC to serve as dealer manager for the Offer. Requests for documents may be directed to Ipreo LLC, the information agent and tender agent for the Offer, by telephone at (888) 593-9546, by email at tenderoffer@ipreo.com or in writing at 1359 Broadway, 2nd Floor, New York, New York 10018.

None of the Company, the dealer manager, the information agent or the tender agent makes any recommendation in connection with the Tender Offer. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any securities. The Tender Offer is being made solely by means of the Offer to Purchase and Consent Solicitation dated March 2, 2017 and the related Letter of Transmittal. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Safe Harbor Note
This release contains forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

About CyrusOne
CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 945 customers, including 181 Fortune 1000 companies.
CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise and cloud customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 37 data centers worldwide.

Investor Relations
Michael Schafer
972-350-0060
investorrelations@cyrusone.com